Exhibit 4.2

NUMBER	SHARES

ViroPharma Incorporated

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
NASDAQ: VPHM	COMMON STOCK	CUSIP 928241 10 8

This Certifies That:

Is the Owner Of

Fully paid and non-assessable shares of Common Stock of $.002 par value each of

ViroPharma Incorporated

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended.

This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:		Countersigned:

By:
	[corporate seal]		Authorized Signature
TREASURER			PRESIDENT